Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report in this Registration Statement on Form S-4 of Emclaire Financial Corp of our report dated March 24, 2017 on the consolidated financial statements, appearing in the Annual Report on Form 10-K of Emclaire Financial Corp, for the year ended December 31, 2016 and 2015, and to the reference to us under the heading "Experts" in the registration statement.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

June 8, 2017